Exhibit 4.1

                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
                   ------------------------------------------


         THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of ___________, 1997 (the "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

         This Agreement has been executed by the undersigned "Buyer" in connection with the private placement of 8% Series A Senior Subordinated Convertible Redeemable Debentures of Champion Financial Corporation, a corporation organized under the laws of Utah, with its principal executive offices located at 9495 East San Salvador Drive, Scottsdale, AZ 85258 (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         1. Agreement To Subscribe; Purchase Price.

                  (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase a portion of the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debentures substantially in the form of the Debentures attached as Exhibit A hereto and having an aggregate original principal face amount of up to U.S. $4,000,000 (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price as set forth in subsection (b) herein.

                  (b) Payment. The aggregate Purchase Price for the portion of the Debentures purchased by the Buyer shall be __________________________ United States Dollars (U.S. $___________) (the "Purchase Price"), which shall be payable pursuant to paragraph C herein by delivering immediately available funds in United States Dollars by wire transfer to the designated depository Barry B. Globerman, Esq., as Escrow Agent ("Escrow Agent") for closing by delivery of securities versus payment.
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                  (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, payments of the Purchase Price may be made from time to time in denominations of not less than $10,000 but all payments hereunder in any event must be completed on or before December 8, 1997, or such earlier or later date as is mutually agreed to in writing by Buyer and Seller.

         2. Buyer Representations and Covenants; Access to Information.

                  Offshore Transaction. In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

                           (i) Buyer is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Rule 902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. Buyer is not, and on the closing date will not be, an affiliate of Seller;

                           (ii) At the time the buy order was originated,  Buyer
                  was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

                           (iii) No  offer to  purchase  the  Debentures  or the
                  common stock of Seller issuable upon conversion of the Debentures (collectively, the "Securities"), was made by Buyer in the United States;

                           (iv) Buyer is purchasing  the  Securities for its own
                  account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                           (v) All offers and sales of any of the  Securities by
                  Buyer  prior  to  the  end  of  the   Restricted   Period  (as
                  hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 and 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Securities have been or will be encumbered, offered, sold or otherwise transferred by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of (x) the date of closing of the offering of the Securities or (y) the date of the first offer of the Securities to persons other than distributors
                  (the   "Restricted   Period"),   as  calculated   pursuant  to
                  Regulation S and certified by Buyer to Seller and thereafter only pursuant to a Registration Statement or an applicable exemption from the registration provisions of the 1933 Act;
                                      -2-
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                           (vi) The transactions  contemplated by this Agreement
                  (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Buyer, to evade the registration provisions of the 1933 Act;

                           (vii) Buyer  understands  that the Securities are not
                  registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

                           (viii)  Buyer  shall  take  all  reasonable  steps to
                  ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Buyer pursuant to Rule 903(c)(2)(iv) of Regulation S;

                           (ix) Buyer has not  conducted or permitted  and shall
                  not conduct or permit on its behalf any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S; nor has Buyer conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

                           (x) Buyer has the full right,  power and authority to
                  enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                           (xi) The execution and delivery of this Agreement and
                  the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court,
                                      -3-
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                  Federal or State  regulatory  body,  administrative  agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

                           (xii)  All  invitation,  offers  and  sales  of or in
                  respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country;

                           (xiii) Buyer will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act; and

                           (xiv) Neither the Buyer nor any of its affiliates has
                  entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

                           (xv) Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation.

                           (xvi) No Government Recommendation or Approval. Buyer
                  understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

                           (xvii) Current Public Information. Buyer acknowledges
                  that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Buyer, all of which contain a legend as required under Section 10 hereof. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

                           (xviii) Buyer's  Sophistication.  Buyer  acknowledges
                  that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's
                  investment.   Buyer  has  such  knowledge  and  experience  in
                  financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that the Securities are not being registered under the 1933 Act, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time.

                           (xix)  Tax  Status.   Buyer  is  not  a   "10-percent
                  Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended) of Seller.

         3. Seller Representations and Covenants.

                  (a) Reporting Company Status. Seller is a "Reporting Issuer" as defined by Rule 902 of Regulation S. Seller's Common Stock $0.001 par value per share (the "Common Stock"), is listed and trades on the NASDAQ Electronic Bulletin Board.

                  (b) Current Public Information. Seller has furnished Buyer with copies of its most recent reports, as amended, filed under the Exchange Act referred to in Section 2(xvii) above, and other publicly available documents requested by Buyer.

                  (c) Offshore Transaction. Seller has not offered any of the Securities to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person, as such terms are used in Regulation S.

                           (i) At the time the buy order was originated,  Seller
                  and/or its agents reasonably believe the Buyer was outside of the United States and was not a U.S. Person, based on the representations of Buyer.

                           (ii) Seller and/or its agents reasonably believe that
                  the transaction has not been pre-arranged with a buyer in the United States, based on the representations of Buyer.

                           (iii) No offer to buy or sell the  Securities  was or
                  will be made by Seller to any person in the United States.

                           (iv) The sale of the Securities by Seller pursuant to
                  this Agreement will be made in accordance with the provisions and requirements of Regulation S provided that the representations and warranties of Buyer in Section 2 hereof are true and correct.

                           (v) The  transactions  contemplated by this Agreement
                  (a) have not been and will not be pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

                  (d) No Directed Selling Efforts. In regard to this transaction, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

                  (e) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights of any shareholder of Seller.

                  (f) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  (g) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

                  (h) Approvals. Seller is not aware of any authorization, approval or consent of any U.S. governmental body which is legally required for the issuance and sale of the Debentures and the Common Stock issuable upon conversion thereof to persons who are non-U.S. Persons, as contemplated by this Agreement. Seller is relying entirely upon Buyer and Distributor with respect to foreign consents and approvals.

                  (i) Filings. Seller undertakes and agrees pursuant to the sale of its securities under Regulation S to make all necessary filings in connection with the sale of its securities as required by the laws and regulations of the United States, including Form 8-K. Seller further agrees, with respect to the filing of Form 8-K, that it will only identify Purchaser as an "accredited investor" as that term is defined in Regulation D and will not disclose Purchaser's name in Form 8-K or otherwise unless such disclosure is required by law.

         4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

         5. Transfer Agent Instructions.

                  (a) Debentures. Upon the conversion of the Debentures, the holder thereof shall submit such Debenture together with a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                  (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debenture up to the total of the "Conversion Amount" (as defined in the Debenture) and 40 days after the issuance of any "Interest
Shares" (as defined in the Debenture) by a person who is a non-U.S. Person, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debenture) and 40 days after the "Interest Shares " (as defined in the Debenture) without restrictive legend in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer prior to the closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable, provided, however, that Buyer acknowledges that no transfers in the United States or to United States persons may be made during the restricted period. Seller warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the respective Restricted Period of the Conversion Shares and Interest Shares, if any, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreements to comply with all applicable securities laws upon resale of the Securities and the restrictions on resale set forth in
Section 12.

                  (c) It shall be the Seller's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required, provided Buyer provides such certificates and information as may be reasonably required to support that opinion. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. The Seller shall only be required to convert the debenture in minimum amounts of $10,000. Upon surrender
                                      -7-
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of any  Debentures  that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested by Purchaser.

         6. Registration. If upon conversion of the Debentures effected by the Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Debenture the Company fails to issue certificates for shares of Common Stock issuable upon such conversion (the Underlying Shares or the Interest Shares to the Buyer bearing no restrictive legend (after the applicable Restrictive Period of the Conversion Shares or Interest Shares) for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the Buyer in this Agreement or the Notice of Conversion were untrue when made, or if the restricted period under Regulation S is extended, then the
Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Shares and/or Interest Shares issuable upon conversion of the Debentures and payment of interest under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. Following such conversion, the Seller shall file such a registration statement within 60 days of Buyer's demand therefor and shall use its diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or (ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement, except insofar as the right to sell may be suspended (for a period of not more than 90 days) at the Seller's option based on material non public events or business emergencies, in which case, the 120 days will be lengthened by the number of days of suspension. The Seller shall include on the applicable registration form the Buyer as a selling shareholder in connection with the Common Stock and upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto. The foregoing shall not in any way limit Buyer's rights in connection with the Common Stock pursuant to Regulation S.

         7. Authorized and Issued Shares. The Seller shall at all times reserve and have available all Common Stock necessary to meet conversion of the
Debentures  by  all   purchasers  of  the  entire  amount  of  Debentures   then
outstanding. If, at any time Buyer submits a Notice of Conversion and the Seller does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a Conversion Default, the date of such default being referred to herein as the Conversion Default Date), the Company shall issue to the purchasers of the Debentures all of the shares of Common Stock which are available, and the
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Notice  of  Conversion  as to any  Debentures  requested  to be  converted  (the
Unconverted Debentures), upon Buyer's sole option, may be deemed null and void. The Seller shall provide notice of such Conversion Default (Notice of Conversion Default) to all existing purchasers of outstanding Debentures, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and each such purchaser shall give notice to the Seller by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

                  The Seller agrees to pay to all purchasers of outstanding Debentures payments for a Conversion Default (Conversion Default Payments) in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the Authorization Date) that the Seller authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Seller shall send notice (Authorization Notice) to each Purchaser of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Buyer's option, payable as follows:
(i) in the event Buyer elects to take such payment in cash, cash payments shall be made to such Buyer of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Buyer elects to take such payment in stock, the Buyer may convert such payment amount into Common Stock at the conversion rate set forth in section 5(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the maturity date.

         8. Delivery Instructions. The Debentures being purchased hereunder shall be delivered to the Escrow Agent at such time and place as shall be mutually agreed by Seller and Buyer.

         9. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

                  (a) The receipt and acceptance by Seller of this Agreement executed by Buyer.

                  (b) Delivery into the closing depository of good funds by Buyer as payment in full of the purchase price of the Debentures.

                  (c) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Payment Date with the same force and effect as if made on and as of the Payment Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

                  (d) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Debentures shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.

                  (e) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Debentures. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Debentures.

         10. Conditions To Buyer's Obligation To Purchase. Buyer's obligation to purchase the Debentures is conditioned upon:

                  (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller.

                  (b) Delivery of the Debentures to the Escrow Agent.

         11. Offering Materials. All offering materials and documents used in connection with offers and sales of the Securities prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Buyer, nor any direct or indirect purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities in the United States or to U.S. Persons (other than distributors) unless that Securities are registered under the 1933 Act any applicable state securities laws, or any exemption from the registration requirements of the 1933 Act or such state securities laws is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

         12. No Shareholder Approval. Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the Nasdaq Stock Market, Inc.) as a result of the issuance of the Securities hereunder.

         13. Miscellaneous.

                  (a) Except as specifically referenced herein or in the Distribution Agreement, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or impled, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  (b) Buyer is an independent  contractor,  and is not the agent
of  Seller.   Buyer  is  not   authorized  to  bind  Seller,   or  to  make  any
representations or warranties on behalf of Seller.

                  (c) Seller makes no representations or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

                  (d) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

                  (e) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. Buyer hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  (f) Any controversy or claim relating to this Agreement ("Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be New York, New York. Broker agrees to submit to the jurisdiction of the New York Courts for purposes of confirming any award.

                  (g) Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and/or covenants set forth herein.

AMOUNT SUBSCRIBED FOR

$
 --------------------

            [The remainder of this page is intentionally left blank.]

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Agreement as of the date first set forth above.

                                             Official Signatory of Seller:
                                             -----------------------------

                                             Champion Financial Corporation


                                             By:
                                                --------------------------------

Accepted this ____ day of ________, 1997     Title:
                                                   -----------------------------



                                             Official Signatory of Buyer:
                                             ----------------------------



                                             -----------------------------------

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------



                                             Address of Buyer:


                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                             Fax No.:
                                                     ---------------------------
                                             Tel No.:
                                                     ---------------------------
                                      -13-